UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2023

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 18th Avenue South, Suite A Nashville, Tennessee	37212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Issuance of Unregistered Securities

On November 20, 2023, under the terms of the employment agreement described in Item 5.02 below, the Registrant issued Corey Lambrecht, its newly appointed chief operating officer, 25,000 shares of Series A - Super Voting Convertible Preferred Stock.

All of the above-described issuances were exempt from registration pursuant to Section 4(a)(2) and/or Regulation D of the Securities Act as transactions not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Registrant or any person acting on its behalf. All such securities issued pursuant to such exemptions are restricted securities as defined in Rule 144(a)(3) promulgated under the Securities Act, appropriate legends have been placed on the documents evidencing the securities, and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

(a) Resignation of Director. Effective November 20, 2023, Doug Grau, a member of the Board of Directors of the Registrant, resigned. The Registrant is not aware of any disagreement Mr. Grau may have with it on any matter relating to the Registrant’s operations, policies or practices. Mr. Grau remains as the Registrant’s Interim Principal Accounting Officer and President.

Additionally, effective November 20, 2023 concurrent with his appointment as chief operating officer, Corey Lambrecht resigned as a member of the Audit Committee, a member and the Chairman of the Compensation Committee, a member of the Nominating and Governance Committee, and a member of the Mergers and Acquisitions Committee. Mr. Lambrecht will remain as a director of the Registrant.

(c) Appointment of Executive Officer. Effective November 20, 2023, the Registrant appointed Mr. Lambrecht as its chief operating officer. In connection with his appointment, the Registrant will enter into an indemnification agreement with Mr. Lambrecht that is substantially the same as those entered into with other officers of the Registrant.

There are no family relationships between Mr. Lambrecht and any director or executive officer of the Registrant. In addition, Mr. Lambrecht has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Effective November 20, 2023, the Registrant entered into an employment agreement with Corey Lambrecht, as its chief operating officer.

Corey Lambrecht Employment Agreement -

In general, Mr. Lambrecht’s employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, indemnification, severance payments, and other termination benefits, in addition to a non-compete clause and certain other perquisites.

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The original term of Mr. Lambrecht’s employment agreement runs from November 20, 2023 until December 31, 2026.

Mr. Lambrecht’s employment agreement provides for an initial annual base salary of $260,000, which may be adjusted by the board of directors of the Registrant.

In addition, Mr. Lambrecht is eligible to receive annual short term incentive bonuses as determined by a review at the discretion of the Registrant’s board of directors.

Further, the Registrant granted and issued Mr. Lambrecht 25,000 shares of Series A - Super Voting Convertible Preferred Stock. Conversion of the Series A – Super Voting Convertible Preferred Stock shall vest as follows: Twenty-five percent (25%) shall vest and be convertible into shares of common stock immediately, the remainder shall vest and be convertible into shares of common stock equally on January 1, 2024, January 1, 2025 and January 1, 2026.

In the event of a termination of employment with the Registrant by the Registrant without “cause” or by Mr. Lambrecht for “Good Reason” (as defined in the employment agreement), Mr. Lambrecht would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to 12-months base salary; and (iii) immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

In the event of a termination of employment with the Registrant by the Registrant for “cause” (as defined in the employment agreement), by reason of incapacity, disability or death, Mr. Lambrecht, or his estate, would receive a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment, disability or death.

In the event of a termination of Mr. Lambrecht’ employment with the Registrant by reason of change in control (as defined in the employment agreement), Mr. Lambrecht, would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to twelve (12) months Salary plus 100% of his prior year’s Bonus; and (iii) and immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

The above description of Mr. Lambrecht’s employment agreement is qualified in its entirety by reference to the full text of that agreement, a copy of which is attached hereto as Exhibit 10.1.

(d) Appointment of Director. Effective November 20, 2023 with the resignation of Mr. Grau, the Board of the Registrant appointed Larry Sinks to serve as a new independent director. Mr. Sinks was also appointed as a member of the Audit Committee, a member and chairman of the Compensation Committee, a member of the Nominating and Governance Committee and a member of the Mergers and Acquisitions Committee. Mr. Sinks will serve on the Board and hold office until the next election of directors by stockholders and until his successor is elected and qualified or until earlier resignation or removal.

The Board has determined that Mr. Sinks is “independent” as defined in the applicable rules of The Nasdaq Stock Market LLC and the U.S. Securities and Exchange Commission.

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Larry Sinks, 60, Director

Since 2005, Mr. Sinks has been in the screen printing and embroidering business on a freelance basis. In addition, since 2016, Mr. Sinks has been a consultant for Team Image Marketing, a company specializing in high-end corrugated grocery store displays. Further, from 2021 through present, Mr. Sinks has been consulting for Champion Building Solutions, a private company in Kansas City, Missouri specializing in general remodels of homes. Mr. Sinks real passion is in motorsports and making introductions to people in the auto racing business. Along these lines, Mr. Sinks was instrumental in introducing the Registrant to Tony Stewart Racing.

Family Relationships

Mr. Sinks does not have a family relationship with any of the current officers or directors of the Registrant.

Related Party Transactions

There were no arrangements or understandings pursuant to which Mr. Sinks was elected as director, and there are no related party transactions between the Registrant and Mr. Sinks that would be reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

In connection with his appointment, Mr. Sinks entered into a director agreement with the Company (the “Sinks Director Agreement”). Mr. Sinks’ compensation will be consistent with the Registrant’s previously disclosed standard compensatory arrangements for non-employee directors, which are described in the Registrant’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2023. Mr. Sinks’ compensation will be prorated to reflect the commencement date of his Board and committee service.

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Sinks Director Agreement, and such description is qualified in its entirety by reference to the form of Director Agreement, a copy of which was filed as Exhibit 10.1 to the Form 8-K filed on February 10, 2022.

(e) Employment Agreement Amendments. On November 20, 2023, the Registrant entered into amendments to the employment agreements with Charles A. Ross, Jr., CEO, and Doug Grau, President. Pursuant to the agreements, the Registrant agreed to extend the expiration date of the agreements to December 31, 2026 and add certain automobile and cell phone allowances to each agreement. Copies of the amendments are attached hereto as Exhibits 10.3 and 10.4.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of Director Agreement (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on February 10, 2022)
10.2†	Lambrecht Employment Agreement dated November 20, 2023
10.3†	Ross Amendment No. 2 to Employment Agreement dated November 20, 2023
10.4†	Grau Amendment No. 2 to Employment Agreement dated November 20, 2023
104	Cover Page Interactive Data File

† Indicates management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: November 24, 2023	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr. Chief Executive Officer

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